Exhibit 99.1

NEWS RELEASE

AFC ENTERPRISES REPORTS PRELIMINARY FISCAL 2013 OPERATING RESULTS

Atlanta - AFC Enterprises, Inc. (NASDAQ: AFCE), the franchisor and operator of Popeyes® restaurants, today reported selected unaudited results for its fiscal fourth quarter and fiscal year which ended December 29, 2013.

AFC Enterprises Chief Executive Officer Cheryl Bachelder stated “We are very pleased with our performance for fiscal 2013. Popeyes’ sustained market share growth and increased restaurant profitability continue to inspire new restaurant openings. The Popeyes system opened more new restaurants in 2013 than in any single year in the last 15 years. The energy and hard work of our franchisees and employees provide the foundation of our 13% to 15% long-term earnings growth plan.”

FY 2013 Metric	Actual	Previous Guidance
Global same-store sales	3.7%	3.5% to 4.0%
Global new restaurant openings	194	185 to 195
Global net restaurants	126	100 to 120

Global same-store sales increased 0.8% in the fourth quarter, rolling over a 6.2% increase last year. For the full year, global same-store sales increased 3.7%. Two-year global same-store sales growth was 10.6%.

During the fourth quarter, the Popeyes’ system opened 49 domestic and 22 international restaurants, bringing full year 2013 openings to 194 restaurants, compared to 141 restaurants last year. Included in 2013 openings were the conversions of 24 restaurants acquired in Minnesota and California in 2012. The Popeyes system permanently closed 68 restaurants in fiscal 2013, resulting in net unit growth of 126 restaurants, compared to 66 net restaurants in 2012.

The Company expects final general and administrative expenses for fiscal 2013 will be approximately $73.5 million. The Company’s previous guidance was $74 to $75 million at approximately 3.0% of system-wide sales.

Based on its fourth quarter sales and store opening performance, the Company now expects fiscal 2013 reported earnings per diluted share (“EPS”) will be $1.40 to $1.41. Adjusted earnings per diluted share are expected to be $1.42 to $1.43, compared to $1.24 in fiscal 2012, an increase of approximately 15%. The Company’s previous guidance for adjusted EPS was $1.39 to $1.42.

The Company’s Annual Report on Form 10-K for its fiscal year 2013, which ended December 29, 2013, will be filed on Wednesday, February 26, 2014, after market close. The Company will host a conference call on Thursday, February 27, 2014, at 9:00 a.m. Eastern Time to review results and provide guidance for fiscal 2014.

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Corporate Profile

AFC Enterprises, Inc. is the franchisor and operator of Popeyes® restaurants, the world’s second-largest Quick-Service Restaurant (“QSR”) chicken concept based on number of units. As of December 29, 2013, Popeyes had 2,225 operating restaurants in the United States, 3 territories, and 28 foreign countries. AFC’s primary objective is to deliver sales and profits by offering excellent investment opportunities in its Popeyes brand and providing exceptional franchisee support systems and services to its owners. AFC Enterprises can be found at www.afce.com.

AFC Contact Information

Investor inquiries:

Rebecca Gardy, Director, Finance & Investor Relations

(404) 459-4673 or investor.relations@afce.com

OR

Media inquiries:

Jennifer Webb, Senior Vice President, Operations, Coltrin & Associates, Inc.

(212) 221-1616 ext. 111 or jennifer_webb@coltrin.com

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	12 Weeks Ended		Fiscal Year
	12/29/13	12/30/12	12/29/13	12/30/12
Same-store sales growth
Company-operated restaurants	(1.2%)	7.8%	2.1%	5.3%
Domestic franchised restaurants	0.3%	6.4%	3.6%	7.5%

Total domestic (company-operated and franchised restaurants)	0.3%	6.4%	3.6%	7.5%
International franchised restaurants	4.2%	4.3%	4.7%	2.6%

Total global system	0.8%	6.2%	3.7%	6.9%

Company-operated restaurants (all domestic)
Restaurants at beginning of period	49	40	45	40
New restaurant openings	4	5	9	5
Permanent closings	—	—	(1)	—
Temporary (closings)/re-openings, net	—	—	—	—

Restaurants at end of period	53	45	53	45

Franchised restaurants (domestic)
Restaurants at beginning of period	1,696	1,606	1,634	1,587
New restaurant openings	45	37	115	79
Less: Permanent closings	(14)	(6)	(27)	(29)
Temporary (closings)/re-openings, net	(11)	(3)	(6)	(3)

Restaurants at end of period	1,716	1,634	1,716	1,634

Franchised restaurants (international)
Restaurants at beginning of period	442	414	425	408
New restaurant openings	22	20	70	57
Less: Permanent closings	(8)	(13)	(40)	(46)
Temporary (closings)/re-openings, net	—	4	1	6

Restaurants at end of period	456	425	456	425

Total restaurant count at end of period	2,225	2,104	2,225	2,104

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Management’s Use of Non-GAAP Financial Measures

Adjusted Earnings per Diluted Share: Calculation and Definition

The Company defines adjusted earnings for fiscal 2012 as the Company’s reported net income after adjusting for certain non-operating items consisting of the following: (i) other expenses (income) net of $0.9 million in gains on sale of real estate assets to franchisees, partially offset by $0.3 million loss on disposals of property and equipment and $0.1 million of hurricane-related expenses, net; (ii) $0.5 million in legal fees related to licensing arrangements; and (iii) the tax effect of these adjustments.

Adjusted earnings per diluted share provides the per share effect of adjusted net income on a diluted basis. The following table reconciles on a historical basis for fiscal 2012, the Company’s adjusted earnings per diluted share on a consolidated basis to the line on its Consolidated Statement of Operations entitled Net income, which the Company believes is the most directly comparable GAAP measure on its Consolidated Statement of Operations:

(in millions, except per share data)	Fiscal 2012
Net income	$30.4
Other expense (income), net	(0.5)
Legal fees related to licensing arrangements	0.5
Tax effect	—

Adjusted earnings	$30.4

Adjusted earnings per diluted share	$1.24

Weighted average diluted shares outstanding	24.5

Forward-Looking Statement: Certain statements in this Press Release contain “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Examples of such statements in this Press Release include discussions regarding the Company’s planned implementation of its strategic plan, expectations regarding future growth, and the Company’s anticipated 2013 and long-term performance, including projections regarding general and administrative expenses and adjusted earnings per diluted share, and similar statements of belief or expectation regarding future events. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: competition from other restaurant concepts and food retailers, continued disruptions in the financial markets, the loss of franchisees and other business partners, labor shortages or increased labor costs, increased costs of our principal food products, changes in consumer preferences and demographic trends, as well as concerns about health or food quality, instances of avian flu or other food-borne illnesses, general economic conditions, the loss of senior management and the inability to attract and retain

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additional qualified management personnel, limitations on our business under our 2013 credit facility, our ability to comply with the repayment requirements, covenants, tests and restrictions contained in our 2013 credit facility, failure of our franchisees, a decline in the number of franchised units, a decline in our ability to franchise new units, slowed expansion into new markets, unexpected and adverse fluctuations in quarterly results, increased government regulation, effects of volatile gasoline prices, supply and delivery shortages or interruptions, currency, economic and political factors that affect our international operations, inadequate protection of our intellectual property and liabilities for environmental contamination and the other risk factors detailed in the Company’s 2012 Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission. Therefore, you should not place undue reliance on any forward-looking statements.